Instil Bio Reports First Quarter 2026 Financial Results and
Provides Corporate Update

DALLAS, TX, May 15, 2026 (GLOBE NEWSWIRE) - Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a biotechnology company focused on identifying and advancing innovative therapeutics, today reported its first quarter 2026 financial results and provided a corporate update.
Recent Highlights
•Instil is evaluating potential acquisitions and in-licensing that may provide access to promising novel therapeutic candidates
•Cash position of approximately $74.7 million as of March 31, 2026 expected to fund current operating plan beyond 2027

“We continue to make progress refining Instil’s strategy and positioning the company for its next phase of growth,” said Bronson Crouch, Chief Executive Officer, Instil Bio. “We are actively evaluating a range of acquisition and in-licensing opportunities, with a focus on assets that align with our capabilities and offer the potential to create long-term value. With a strong balance sheet, we are well positioned to act with discipline and flexibility as we work to build a focused, high-quality pipeline and advance new treatment options for patients.”

There can be no assurance that any transaction will result from these efforts, nor as to the timing of any such outcome. Instil does not intend to provide further updates unless and until a specific transaction is approved or disclosure is otherwise deemed appropriate.

First Quarter 2026 Financial and Operating Results:

As of March 31, 2026, Instil had approximately $74.7 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $5.0 million in cash and cash equivalents, $0.1 million in restricted cash and $69.5 million in marketable securities, compared to $76.3 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $6.6 million in cash and cash equivalents, $0.2 million in restricted cash, and $69.5 million in marketable securities, as of December 31, 2025. Instil expects that its cash, cash equivalents, restricted cash and marketable securities as of March 31, 2026 will enable it to fund its current operating plan beyond 2027.

Research and development expenses were $0.7 million for the three months ended March 31, 2026, compared to $5.4 million for the three months ended March 31, 2025.

General and administrative expenses were $5.3 million for the three months ended March 31, 2026, compared to $9.1 million for the three months ended March 31, 2025.

Restructuring and impairment charges were $1.0 million for the three months ended March 31, 2026, compared to $16.1 million for the three months ended March 31, 2025.

Net loss per share, basic and diluted was $0.62 for the three months ended March 31, 2026, compared to $4.32 for the three months ended March 31, 2025. Non-GAAP net loss per share, basic and diluted was $0.32 for the three months ended March 31, 2026, compared to $1.32 for the three months ended March 31, 2025.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio

Instil Bio, Inc. is a biotechnology company focused on identifying and advancing innovative therapeutics. For more information, visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets,” “next phase” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements concerning Instil's expectations regarding its next phase of strategic development and pursuing potential acquisition and in-licensing opportunities; Instil's expectations regarding its capital position, resources, and balance sheet, including its cash runway; and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties related to the next phase of strategic development, pursuing potential transactions to acquire companies or in-license product candidates and the sufficiency of Instil's cash resources, as well as interest rates, inflation, tariffs, international conflicts and other factors which could materially and adversely affect Instil’s business and operations, and other risks and uncertainties affecting Instil's plans and strategy, including those discussed in the section titled “Risk Factors” in Instil's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the SEC, as well as Instil's other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and Instil disclaims any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations: 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)

Selected Condensed Consolidated Balance Sheet Data

	March 31, 2026	December 31, 2025
Cash, cash equivalents, restricted cash and marketable securities	$74,694	$76,295
Total assets	$200,428	$203,523
Total liabilities	$89,730	$89,657
Stockholders’ equity	$110,698	$113,866

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$669	$5,371
General and administrative	5,349	9,109
Restructuring and impairment charges	992	16,082
Total operating expenses	7,010	30,562
Loss from operations	(7,010)	(30,562)
Interest income	678	1,175
Interest expense	(1,552)	(1,098)
Other rental income	2,242	2,242
Gain on contract termination	1,620	—
Other (expense) income, net	(182)	43
Net loss	$(4,204)	$(28,200)
Net loss per share, basic and diluted	$(0.62)	$(4.32)
Weighted-average shares used in computing net loss per share, basic and diluted	6,781,976	6,532,658

INSTIL BIO, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Net loss	$(4,204)	$(28,200)
Adjustments:
Non-cash stock-based compensation expense	985	3,495
Restructuring and impairment charges	992	16,082
Non-GAAP net loss	$(2,227)	$(8,623)
Net loss per share, basic and diluted	$(0.62)	$(4.32)
Adjustments:
Non-cash stock-based compensation expense per share	0.15	0.54
Restructuring and impairment charges per share	0.15	2.46
Non-GAAP net loss per share, basic and diluted*	$(0.32)	$(1.32)
Weighted-average shares outstanding, basic and diluted	6,781,976	6,532,658
* Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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